Exhibit 11


                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
    (Millions of Dollars, Except Per Share Amounts, and Thousands of Shares)


                                                                                   Year Ended December 31,
                                                                          ---------------------------------------
                                                                             1998           1997           1996
                                                                          ---------      ---------      ---------
BASIC EARNINGS PER SHARE
------------------------

    Net earnings.......................................................   $   444.4      $   301.5      $   402.6
    Dividends on preferred stock.......................................         6.0           17.4           17.4
                                                                          ---------      ---------      ---------
    Net earnings available to common stockholders......................   $   438.4      $   284.1      $   385.2
                                                                          =========      =========      =========

Average number of common shares outstanding............................     212,184        211,518        210,597
Average number of Class A common shares outstanding....................         359            374            390
                                                                          ---------      ---------      ---------
                                                                            212,543        211,892        210,987
                                                                          =========      =========      =========

Basic earnings per share:
    From continuing operations before extraordinary items..............   $    2.24      $    1.80      $    2.33
    Discontinued operations............................................        (.18)          (.03)          (.04)
    Extraordinary items................................................           -           (.43)          (.46)
                                                                          ---------      ---------      ---------
    Net basic earnings per share.......................................   $    2.06      $    1.34      $    1.83
                                                                          =========      =========      =========

DILUTED EARNINGS PER SHARE
--------------------------

    Net earnings used in calculating basic earnings per share..........   $   438.4      $   284.1      $   385.2
    Dividends applicable to dilutive preferred stock:
       Series A........................................................          .1             .1             .1
       Series B........................................................          .1             .1             .1
       Series C........................................................          .1             .2             .2
                                                                          ---------      ---------      ---------
    Income available to common shareholders plus
       assumed conversions.............................................   $   438.7      $   284.5      $   385.6
                                                                          =========      ---------      =========

Average number of shares used in calculating basic earnings
    per share..........................................................     212,543        211,892        210,987
Effect of dilutive securities:
    Options............................................................       2,248          1,798          1,241
    Series A, B and C preferred stock..................................       1,317          1,412          1,458
                                                                          ---------      ---------      ---------
                                                                            216,108        215,102        213,686
                                                                          =========      =========      =========

Diluted earnings per share:
    From continuing operations before extraordinary items..............   $    2.21      $    1.77      $    2.30
    Discontinued operations............................................        (.18)          (.03)          (.04)
    Extraordinary items................................................           -           (.42)          (.46)
                                                                          ---------      ---------      ---------
    Net diluted earnings per share.....................................   $    2.03      $    1.32      $    1.80
                                                                          =========      =========      =========

--------------------

   Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.